EXHIBIT 99.1

                                                          Contact: Paul V. Maier
                                                       Senior Vice President and
                                                         Chief Financial Officer
                                                                  (858) 550-7573
                                                               PMAIER@LIGAND.COM

                   LIGAND UPDATES AVINZA(TM) LAUNCH PROGRESS,
                  REVISES SECOND QUARTER REVENUE GUIDANCE, AND
     REITERATES FULL-YEAR REVENUE GUIDANCE WITH DIFFERENT PRODUCT SALES MIX

 -- PRODUCT MIX ADJUSTMENTS REFLECT REDUCED WHOLESALER PURCHASES IN SECOND
  QUARTER, SOFTER THAN EXPECTED DEMAND GROWTH FOR ONTAK(R) AND TARGRETIN(R) --

     SAN DIEGO, CALIF., JULY 9, 2002 - Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) announced today the full, national launch of its fifth product, AVINZA(TM), by the company's 80-person sales force to approximately 9,000 physicians during the secoND quarter. AVINZA (morphine sulfate extended-release capsules) is indicated for the once-daily treatment of chronic, moderate-to-severe pain in patients who require continuous, around-the-clock opioid therapy for an extended period of time.

     "Launching AVINZA into a multibillion-dollar market is a major milestone in Ligand's commercial evolution into a high-growth specialty pharmaceutical company," said Thomas Silberg, executive vice president and chief operating officer of Ligand. "We are launching AVINZA with a highly motivated, well-trained sales force with full scientific promotional materials, supported at launch by five peer-reviewed journal articles that confirm the product's clinical value in large-scale clinical trials and pharmacokinetic studies. In addition, managed care organizations have responded very favorably to the attributes of AVINZA, and we expect the product to enjoy rapid, significant formulary acceptance."

     The initial stocking of AVINZA in retail pharmacies by wholesalers has proceeded well, thus facilitating product availability for chronic pain patients. Ligand's initial shipments to wholesalers were $11.5 million, approximately $4 million of which is expected to be included in second-quarter product sales. The goal of the first round of shipments is to quickly expand retail availability for patients to 10,000 pharmacies. All of these pharmacies are receiving one bottle each (1 x 100 capsules) of the 30 and 60 mg. strengths of AVINZA, and up to 5,000 of them also are expected to receive the 90 and 120

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mg. strengths. A second round of shipments is expected to begin during the third quarter. These shipments should expand distribution of all doses to up to an additional 5,000 pharmacies, bringing to 15,000 the number of pharmacies stocking the 30 and 60 mg. doses, and to 10,000 the number of pharmacies stocking all four doses. Depending upon the rate of prescription uptake, a third round of shipments to reach an additional 5,000 pharmacies is planned for as early as the fourth quarter.

     Based on the progress of the initial retail distribution program, positive progress in managed care formulary availability for this year, and recent positive market research and physician interest, Ligand is increasing its guidance for 2002 AVINZA sales to approximately $30 million. Ligand does not expect definitive prescription demand curve trends to be clear until eight to 10 weeks after launch, although the company will be tracking new prescriptions regularly toward its goal of 30,000-50,000 prescriptions this year (in a market of more than 12 million prescriptions).

     Ligand continues to make progress in its co-promotion discussions with Elan, and is working to complete these discussions as early as possible in the third quarter.

LIGAND REVISES SECOND QUARTER REVENUE GUIDANCE, REITERATES FULL-YEAR GUIDANCE OF $82-90 MILLION WITH DIFFERENT PRODUCT SALES MIX

     In the second quarter, Ligand's product sales were negatively affected by approximately $6-8 million at quarter-end by several major wholesalers' decisions not to purchase, or to purchase reduced quantities of, our marketed products, as well as by lower-than-expected demand growth during the second quarter. The lower-than-expected demand growth was due primarily to delays in completion and data publication of key ongoing, expanded-use clinical trials in B-cell NHL and CLL, and to delays in the initiation of new, expanded use physician-initiated trials in a number of key indications for ONTAK(R) (denileukin diftitox) and Targretin(R) (bexarotene) capsules.

     Ligand has assessed current and future wholesaler inventories of its specialty products, and the impact of slower demand growth in the second quarter, on expected sales growth of ONTAK and Targretin in the second half of 2002. Compared to 2001, prescription growth has been positive in 2002

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for Ligand's existing products, with the exception of Panretin(R) gel. However, based oN its second-quarter experience to date, Ligand believes overall growth trends will be lower than expected in 2002 for products other than AVINZA. As a result, the company is revising its fiscal 2002 guidance for worldwide sales of its existing products, excluding AVINZA, to the range of $50-55 million, with no change to the full-year guidance including AVINZA.

     "Although we are disappointed with product sales in the second quarter, we are pleased to reaffirm our previous guidance for the full year based on the strong launch of AVINZA," Mr. Silberg said. "Specifically, we continue to expect to roughly double product sales in 2002 to between $82 and $90 million."

     With the release of Ligand's second-quarter financials at the end of July, the company expects to provide additional guidance on expenses, which were lower than expected in the first quarter, and on the impact, if any, of changes in product sales mix on gross margins and fiscal 2002 EPS guidance.

OTHER EVENTS

     Ligand also announced that it has formally withdrawn its European Marketing Authorization Application (MAA) for Targretin gel in early-stage CTCL. Due to the small size of the European CTCL market and the limited revenue potential of Targretin gel, Ligand believes that the additional comparative clinical studies requested by the EMEA could not reasonably be conducted prior to approval and were not economically justified.

     Ligand has recently completed a Phase I/II trial of Targretin gel in 55 U.S. patients with hand dermatitis and is analyzing the data. Ligand believes that if this data is positive, a combined U.S./European development program in this large dermatology market would be a faster and more economically attractive investment, enabling resubmission in Europe for the potential new indication. Targretin capsules are approved and being launched in Europe for CTCL, and Ligand regrets that European cancer patients will not benefit from the gel product's availability, as a growing number of patients do in the United States.

     Separately, the company announced it has completed a resale registration (on form S-3) for the

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shares of its common stock sold to institutional investors in a private placement in April 2002, following a full review of the registration statement by the Securities and Exchange Commission, including review of Ligand's 2001 10-K and first quarter 2002 10-Q reports and financial results.

ABOUT LIGAND

     Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, skin diseases, men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to Intracellular Receptors (IRs) and Signal Transducers and Activators of Transcription (STATs).

WEB CAST CONFERENCE CALL

     Ligand will host a live web cast, open to all interested parties, of a conference call during which senior management will discuss this news release. The web cast will be available at WWW.STREETEVENTS.COM and WWW.LIGAND.COM (investor relations page) at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) Wednesday, July 10, and will be archived for 30 days.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this release. These statements include those related to AVINZA sales, shipments, pharmacy stocking, retail availability and distribution; formulary acceptance, market research, physician interest, guidance and co-promotion discussions; wholesaler inventories, demand and prescription growth; ONTAK, Targretin and general product sales and total revenue growth and guidance; Targretin gel clinical trials and development, market size and MAA resubmission. Actual events or results may differ from Ligand's expectations. For example, we may not be able to successfully market and supply AVINZA or the other products mentioned and sales may not meet our guidance and expectations. We may not be able to conclude a favorable co-promotion arrangement with Elan. Sales and supplies of other products may likewise not meet our expectations due

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to a number of factors including doctor prescribing, wholesaler purchasing patterns and supplier operations. Clinical trials may not produce favorable results and marketing applications may not be approved. Additional information concerning these and other risk factors affecting Ligand's business can be found in prior press releases as well as in Ligand's public periodic filings with the Securities and Exchange Commission, available via the company's internet site at www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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